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Exhibit 23.1

Consent of Independent Public Accountants

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 5, 2002, with respect to the consolidated financial statements and schedule of Equity Residential, formerly Equity Residential Properties Trust, included in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                          /s/ Ernst & Young LLP

Chicago, Illinois
January 21, 2003

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  Exhibit 23.1